UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

PERF-GO GREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

12 East 52nd Street, 4th Floor, New York, New York 10022
(Address of principal executive offices) (zip code)

(212) 935-3550
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2009, Perf Go-Green Holdings, Inc. (the “Registrant”) entered into a short term loan transaction (the “Offering”) with Whalehaven Capital Fund Limited (“Whalehaven”) in the principal amount of $200,000 in the form of an unsecured convertible debenture (the “Debenture”). The Debenture shall: (i) mature and be repaid in 90 days, (ii) accrue interest at a rate of 22% per annum and (iii) shall be initially convertible into 400,000 shares of common stock of the Company at an initial conversion price of $.50 per share, at the election of the holder of the Debenture. In connection with this loan transaction the Registrant issued Whalehaven warrants to purchase 100,000 shares of our common stock at an exercise price of $.50 per share. The warrant is exercisable for a period of five years (the “Warrant”).

In effecting the Offering, the Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Registrant did not engage in any public advertising or general solicitation in connection with this transaction. The Registrant provided Whalehaven with disclosure of the material aspects of its business. Whalehaven represented to the Company that it was an “accredited investor” as defined under Regulation D under the Securities Act of 1933, as amended.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.02 in its entirety.

Item 8.01 –Other Events

As indicated in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other periodic filings with the SEC, the Registrant believes its current available cash along with anticipated revenues will be insufficient to meet its cash needs for the near future and its ability to continue as a going concern is in question. While the short-term loan transaction herein described provides the Registrant with funds to meet its cashflow needs for the short-term, additional financings will be required in the near future. The Registrant is actively negotiating with potential investors to provide additional investment. However, at the present time, these additional financings have not been consummated and there can be no assurance that the Company will be able to obtain sufficient financing on acceptable terms, if at all. In the event the Company cannot obtain the needed financing within the next 1 –2 months, the Company may have to materially curtail or even cease its operations. The Company is making every effort to remedy this situation, but there can be no assurance such efforts will be successful, and the Company is considering all options.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perf-Go Green Holdings, Inc.

August 31, 2009	By:	/s/ Anthony Tracy
Anthony Tracy Chief Executive Officer